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                                                                       Exhibit 5


                             CAHILL GORDON & REINDEL
                                 80 Pine Street
                            New York, New York 10005


                                      April 24, 2000


                                                                  (212) 701-3000


The Hain Food Group, Inc.
50 Charles Lindbergh Boulevard
Uniondale New York 11553


                    Re:     The Hain Food Group, Inc.
                            Registration Statement on
                            Form S-4 (No. 333-33830)


Dear Ladies and Gentlemen:

                  As counsel for The Hain Food Group, Inc. (the "Company"), we are representing the Company in connection with the registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on March 31, 2000, as amended, relating to the registration under the Securities Act of 1933, as amended, (the "Act"), of the number of shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), as determined in accordance with the provisions of an agreement and plan of merger between the Company and Celestial Seasonings, Inc. dated March 5, 2000. It is our understanding that the number of Shares shall not exceed 12,272,914 shares of Common Stock.

                  We advise you that in our opinion the Shares, when issued in the manner and for the consideration contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and related Proxy Statement/Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise


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come within the categories or persons whose consent is required under said
Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                  We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the State of Delaware and the Federal laws of the United States of America.


                                                  Very truly yours,

                                                  /s/ Cahill Gordon & Reindel
                                                  ---------------------------
                                                  Cahill Gordon & Reindel


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